UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):            August 1, 2005

Majesco Entertainment Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-706630	6-1529524
(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway, Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 225-8910
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

(a)    On August 2, 2005, Lester Greenman resigned as Executive Vice President and Chief Legal Officer of the Company. In connection with his resignation, and pursuant to the terms of his employment agreement, on August 2, 2005, the Company entered into a severance agreement with Mr. Greenman providing for continued payment of his base salary for a period of 12 months and 12 months to exercise any vested stock options.

(b)    Effective August 1, 2005, the Company revised its non-employee Director Compensation Policy as follows:

On July 12, the Company announced that James Halpin was appointed Chairman of the Company's Board of Directors and will serve as the Company's Lead Director. Accordingly, the Company's Director Compensation Policy has been revised to set compensation for a non-employee Chairman. Pursuant to the revised policy, and in lieu of any other equity award due the Lead Director under the policy for 2005, Mr. Halpin was awarded on August 2, 2005 an option to purchase 200,000 shares of the Company's common stock. The option has an exercise price of $3.20 per share, the fair market value of the Company's common stock on the date of grant, and vests in two equal annual installments. Commencing August 1, 2006, the compensation of the Independent Chairman and Lead Director will be revised to pay him an annual cash retainer of $40,000 and equity grants valued at $140,000. The equity portion will be a mix of 2/3 restricted stock and 1/3 stock options as set forth in the Director Compensation Policy.

With Mr. Halpin moving to the role of Chairman, F. Peter Cuneo was appointed as Chair of the Company's Compensation Committee effective August 1, 2005.

Item 1.02 - Termination of a Material Definitive Agreement

On August 2, 2005, Lester Greenman resigned as Executive Vice President and Chief Legal Officer of the Company. In connection with Mr. Greenman's resignation, Mr. Greenman's employment agreement with the Company, dated February 2, 2005, terminated effective August 2, 2005. A description of the terms and conditions of Mr. Greenman's employment agreement that are material to the Company is set forth in the Company's Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on February 28, 2005, which description is incorporated herein by reference. Other than as contemplated by Mr. Greenman's severance agreement, the terms of which are described in Item 1.01 of this Current Report, the Company does not expect to incur any material early termination penalties in connection with the termination of Mr. Greenman's employment agreement.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers

Effective August 2, 2005, Lester Greenman resigned as Executive Vice President and Chief Legal Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco Entertainment Company (Registrant)

Date: August 4, 2005

By:    /s/ Jesse Sutton

Jesse Sutton President